UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nightstar Therapeutics plc

(Name of Registrant as Specified In Its Charter)

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The following materials were disseminated to employees of Nightstar Therapeutics plc on March 5, 2019.

Dear Nightstar Team,

Today’s announcement represents a remarkable opportunity – the potential to make an even greater impact on the lives of patients around the world living with inherited retinal diseases. We were inspired by your company’s story and perseverance to fight for people’s vision, their independence and quality of life.

At Biogen, we have been investing to build a strong neuroscience pipeline internally and through collaborations, and we believe gene therapy holds great promise as an innovative and complementary treatment approach.

I look forward to visiting with you in Waltham this week to briefly introduce myself and our company. Meanwhile, I wanted to lay out a few initial thoughts on the opportunity today’s news presents for patients and our people.

Our strategic fit

I believe this proposed acquisition aligns well with Biogen’s emerging growth area of ophthalmology and creates opportunities. Upon closing of the transaction, we would combine Nightstar’s deep expertise in gene therapy and retinal diseases with Biogen’s core capabilities in clinical development and commercialization, particularly for central nervous system diseases, including those that are rare.

Our opportunity together

We share the same commitment to pioneering life-changing therapies for patients with rare diseases, especially those without treatment options. Promising modalities such as gene therapy may unlock the potential for treatments to be directly delivered to the affected tissue, and potentially impact disease in unprecedented ways. In fact, the ability to expand our pipeline of gene therapy candidates in the emerging growth area of ophthalmology is a key part of our strategy.

The collective talent of our people

We are truly inspired by the talented people at Nightstar and want you to know that we share your passion in the pursuit of groundbreaking science. At Biogen, we look at opportunities for training and career development because we believe our people are our greatest asset. What we aim to achieve moving forward is greatly enabled and would not be possible without your diverse and brilliant minds.

We are excited about the opportunity to collaborate with you and appreciate your support and dedication as we work through this transition. Prior to the close of the deal, Biogen and Nightstar will continue to operate as stand-alone organizations. In the meantime, we very much look forward to welcoming you to the Biogen family.

My hope is that together, we will challenge the status quo and change the lives of many patients with debilitating ophthalmological diseases through innovative thinking, unrivalled commitment and our collective talent and expertise.

On behalf of all of us at Biogen, we look forward to our future together – reaching a new level as we aim to transform the lives of patients.

Further information

This communication is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed acquisition (the “Acquisition”) by Biogen Switzerland Holdings GmbH (“Bidder”) and Tungsten Bidco Limited (“Bidco”) (or its nominee(s)) of the entire issued and to be issued share capital of Nightstar Therapeutics Plc (“Nightstar”) or otherwise. The Acquisition will be made by a scheme of arrangement under Part 26 of the Companies Act between Nightstar and Nightstar shareholders (the “Scheme”), the full terms and conditions of which, including details of how to vote in respect of the Scheme, will be set out in the document to be dispatched to Nightstar shareholders including the particulars required by section 897 of the Companies Act (“Scheme Document”), with or subject to any modification, addition or condition approved or imposed by the High Court of Justice in England and Wales (the “Court”) and agreed to by Bidder, Bidco and Nightstar (“Scheme”). INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document (when available) at the Securities and Exchange Commission’s website at www.sec.gov, or free of charge from Nightstar at https://www.nightstartx.com or by directing a request to Nightstar at investors@nightstartx.com. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the Scheme Document.

This communication does not constitute a prospectus or a prospectus equivalent document.

Biogen Inc. (“Biogen”) and Nightstar, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the co-operation agreement entered into on 4 March 2019 between Bidder, Bidco and Nightstar and, relating to, amongst other things, the implementation of the Acquisition (the “Implementation Agreement”). Information regarding Nightstar’s directors and executive officers is contained in Nightstar’s Form 20-F for the year ended 31 December 2017, which is filed with the United States Securities and Exchange Commission (“SEC”). Information regarding Biogen’s directors and executive officers is contained in Biogen’s Form 10-K for the year ended 31 December 2018 and its proxy statement dated 27 April 2018. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Document and other relevant materials to be filed with the SEC when they become available.

Overseas shareholders

The release, publication or distribution of this communication in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Nightstar shares in respect of the Scheme at the meeting or meetings of the Nightstar shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document (“Court Meeting”), or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.

Copies of this communication and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Nightstar shareholders in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a United Kingdom company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act and subject to the proxy solicitation rules under the U.S. Exchange Act. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Nightstar shareholders and Nightstar ADR Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar shareholders and Nightstar ADR Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar shareholders and Nightstar ADR Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Warning Concerning Forward-Looking Statements

All statements included in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may”, “predict”, “could”, “seek”, “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from their forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar’s shareholders, the sanction of the Scheme by the Court, and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the communication or completion of the Acquisition.

The information contained in Nightstar’s filings with SEC, including in Nightstar’s Form 20-F for the year ended 31 December 2017 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this communication. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Questions and Answers

Key Messages:

•	We very much look forward to welcoming you to the Biogen family. At Biogen, we are committed to employee growth and developing people, so we are excited to share details about our mission and culture.

•	We are truly inspired by the talented people at NIGHTSTAR and want you to know that we share your passion in the pursuit of groundbreaking science.

•	Prior to the close of the deal, Biogen and NIGHTSTAR will continue to operate as stand-alone organizations.

•	We look forward to the opportunity to collaborate with you and appreciate your support and dedication as we work through this transition.

1.	What is the culture of Biogen?

•	At Biogen our motto is caring deeply, working fearlessly and changing lives.

•

The Biogen Elements give shape to our company’s culture. They include fundamentals like a pioneering spirit, strong ethics, personal accountability, inclusivity, agility, and an unwavering customer focus.

•

Biogen is also very dedicated to fostering diversity and inclusion. We have five Employee Resource Networks (ERNs) which are volunteer groups for employees to leverage their identity or affiliation to receive support, find mentors, develop their careers, and discover business opportunities, e.g., Women’s Innovation Network, multicultural network (Mosaic), advocacy and inclusion network for employees with a disability (Accessibility), Biogen Veteran’s Network, and LGBTQ network (ReachOUT).

2.	Will all NIGHTSTAR employees become Biogen employees? Will my job change?

•

If you are an employee of NIGHTSTAR at the completion of the merger you will become a Biogen employee. We are in the process of working through what the organization will look like and our goal is to be able to provide answers to employees at the time the merger is complete.

3.	Will my compensation change?

•

Should your employment continue with Biogen after this merger is completed, your 2019 base salary will stay the same through December 31, 2019. Your annual bonus target will be based on your role at Biogen and Biogen’s bonus guidelines by level. We expect to provide this information to you shortly after the merger has completed.

•

Biogen compensation programs are designed to provide market competitive salaries, and short-term and long-term incentives. Typically, all regular employees at Biogen are eligible for annual bonus and equity awards.

4.	What happens to my stock options and other equity awards?

•

At the time of merger completion, if you have unvested or unexercised stock options that are “in-the-money” (NIGHTSTAR purchase share price > strike price of that particular grant), you will receive a cash payment equal to the value calculated based on the number of shares multiplied by the difference between NIGHTSTAR purchase price and option strike price, less applicable taxes and withholdings and the options will be effectively canceled. If any stock option’s strike price is greater than the purchase price (i.e., out of money), the stock option will be canceled with no cash payment.

•

If you have any other unvested full value equity awards (e.g., RSA, etc.), these awards will become immediately vested and you will receive a cash payment based on the number of vested shares multiplied by NIGHTSTAR purchase price, less applicable taxes and withholdings.

5.	What about my benefits?

•

Biogen offers its employees a comprehensive and competitive benefits package (e.g., comprehensive health insurance, wellness and fitness center and programs, year-end shutdown, sabbatical, dependent care, on-site child care, concierge services, commuter benefits, employee stock purchase plan, and many other programs). Additional information on our benefits offerings will be provided upon the completion of the merger.

6.	What are the training and development opportunities at Biogen?

•

Talent development is a top priority for Biogen. We know that talented people are our most important asset. We are committed to developing our employees through formal training (on-line and classroom), job rotations (short and long-term), mentoring and on-going dialogues with employees and their managers. Some highlights include:

•

Biogen University, our Learning Management System (LMS), which provides a wide spread of learning opportunities and resources including instructor-led training, eLearning, videos, articles, podcasts, Bio Talks, and many other learning tools.

•	Biogen Tuition Reimbursement which is designed to help employees improve job skills and facilitate career development by taking relevant courses.

•	Formal mentoring program at Biogen to provide one-on-one development and help employees achieve their goals.

•	TWA (temporary work assignments) that in many instances are cross-functional and between locations.

7.	When is the deal expected to close?

•	The acquisition is expected be complete in mid 2019. For now, the two companies will operate as stand-alone organizations.

•	We are excited about the opportunity to collaborate with you and appreciate your support and dedication as we work through this transition.

8.	Will we stay in our current work location?

•	It’s too early to comment on location – this will be informed by the team that is working on the transition plan.

9.	What is the strategic alignment between Biogen and NIGHTSTAR?

•

This proposed acquisition aligns well with Biogen’s emerging growth area of ophthalmology and creates opportunities. Upon closing of the transaction, we would combine NIGHTSTAR’s deep expertise in gene therapy and retinal disorders with Biogen’s core capabilities in clinical development and commercialization, particularly for central nervous system diseases, including those that are rare.

Further information

This communication is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed acquisition (the “Acquisition”) by Biogen Switzerland Holdings GmbH (“Bidder”) and Tungsten Bidco Limited (“Bidco”) (or its nominee(s)) of the entire issued and to be issued share capital of Nightstar Therapeutics Plc (“Nightstar”) or otherwise. The Acquisition will be made by a scheme of arrangement under Part 26 of the Companies Act between Nightstar and Nightstar shareholders (the “Scheme”), the full terms and conditions of which, including details of how to vote in respect of the Scheme, will be set out in the document to be dispatched to Nightstar shareholders including the particulars required by section 897 of the Companies Act (“Scheme Document”), with or subject to any modification, addition or condition approved or imposed by the High Court of Justice in England and Wales (the “Court”) and agreed to by Bidder, Bidco and Nightstar (“Scheme”). INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document (when available) at the Securities and Exchange Commission’s website at www.sec.gov, or free of charge from Nightstar at https://www.nightstartx.com or by directing a request to Nightstar at investors@nightstartx.com. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the Scheme Document.

This communication does not constitute a prospectus or a prospectus equivalent document.

Biogen Inc. (“Biogen”) and Nightstar, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the co-operation agreement entered into on 4 March 2019 between Bidder, Bidco and Nightstar and, relating to, amongst other things, the implementation of the Acquisition (the “Implementation Agreement”). Information regarding Nightstar’s directors and executive officers is contained in Nightstar’s Form 20-F for the year ended 31 December 2017, which is filed with the United States Securities and Exchange Commission (“SEC”). Information regarding Biogen’s directors and executive officers is contained in Biogen’s Form 10-K for the year ended 31 December 2018 and its proxy statement dated 27 April 2018. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Document and other relevant materials to be filed with the SEC when they become available.

Overseas shareholders

The release, publication or distribution of this communication in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Nightstar shares in respect of the Scheme at the meeting or meetings of the Nightstar shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidder, Bidco and Nightstar) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document (“Court Meeting”), or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.

Copies of this communication and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Nightstar shareholders in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a United Kingdom company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act and subject to the proxy solicitation rules under the U.S. Exchange Act. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Nightstar shareholders and Nightstar ADR Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar shareholders and Nightstar ADR Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar shareholders and Nightstar ADR Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Warning Concerning Forward-Looking Statements

All statements included in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may”, “predict”, “could”, “seek”, “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from their forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar’s shareholders, the sanction of the Scheme by the Court, and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the communication or completion of the Acquisition.

The information contained in Nightstar’s filings with SEC, including in Nightstar’s Form 20-F for the year ended 31 December 2017 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this communication. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.